Exhibit 3.2

AMENDED AND RESTATED
BYLAWS
OF
SABRE HOLDINGS CORPORATION

Incorporated under the Laws of the State of Delaware

~~(as amended on July 17, 2001)~~

~~ARTICLE I~~
~~OFFICES AND RECORDS~~

Effective May 18, 2005

Article 1                       Offices And Records

Section 1.1                                   Delaware Office

~~Section 1.1.  Delaware Office.~~  The registered office of the Corporation in the State of Delaware shall be located in the City of Wilmington, County of New Castle, and the name and address of its registered agent is ~~The~~ Corporation ~~Trust~~Service Company, ~~1209 Orange Street,2711~~ Centerville Road, Suite 400, Wilmington, Delaware~~.~~ 19808.

Section 1.2                                   Other Offices

~~Section 1.2.  Other Offices.~~  The Corporation may have such other offices, either within or without the State of Delaware, as the Board of Directors may designate or as the business of the Corporation may from time to time require.

Section 1.3                                   Books and Records

~~Section 1.3.  Books and Records.~~  The books and records of the Corporation may be kept at the Corporation’s headquarters in ~~Fort Worth~~Southlake, Texas or at such other locations outside the State of Delaware as may from time to time be designated by the Board of Directors.

~~ARTICLE II~~
~~STOCKHOLDERS~~

Article 2                       Stockholders

Section 2.1                                   Annual Meeting

~~Section 2.1.  Annual Meeting.~~  The annual meeting of the stockholders of the Corporation shall be held at such date and time as may be fixed from time to time by resolution of the Board of Directors.

Section 2.2                                   Special Meetings

~~Section 2.2.  Special Meetings.~~  Except as otherwise required by applicable law, and subject to the rights of the holders of any series of preferred stock  ~~or any other series or class of stock,~~ as set forth in the Certificate of Incorporation, ~~to elect additional directors under specified circumstances,~~ special meetings of the stockholders of the Corporation may be called only by the Board of Directors pursuant to a resolution adopted by a majority of the total number of directors which the Corporation would have if there were no vacancies (the “Whole Board”) or by the Chairman of the Board.  Except as expressly provided in the immediately preceding sentence, any power of the stockholders to call a special meeting is specifically denied.

Section 2.3                                   Place of Meeting

~~Section 2.3.  Place of Meeting.~~  The Board of Directors may designate the place of meeting for any annual or special meeting of the stockholders.  If no place is designated by the Board of Directors, the place of meeting shall be the principal office of the Corporation.

Section 2.4                                   Notice of Meeting

~~Section 2.4.  Notice of Meeting.~~  Notice of each annual or special meeting of the stockholders shall be prepared and delivered by the Corporation to each stockholder of record entitled to vote at such meeting not less than ten days nor more than sixty days before the date of the meeting.  Such notice shall state the place, day and hour of the meeting, the means of remote communications, if any, by which the stockholders and proxy holders may be deemed to be present and vote at such meeting, and, in the case of a special meeting, the purpose or purposes for which the meeting is called.  Notice may be delivered in any manner permitted by law, including personally, by mail, or by electronic transmission.  If mailed, such notice shall be deemed to be delivered when deposited in the United States mail with postage thereon prepaid, addressed to the stockholder at his address as it appears on the stock transfer books of the Corporation. Such further notice shall be given as may be required by law.  Meetings may be held without notice if all stockholders entitled to vote are present, or if notice is waived by those not present.  Any previously scheduled meeting of the stockholders may be postponed or rescheduled by resolution of the Board of Directors upon public notice given prior to the time previously scheduled for such meeting of stockholders.

Section 2.5                                   Quorum and Adjournment

~~Section 2.5.  Quorum and Adjournment.~~  Except as otherwise provided by law or by the Certificate of Incorporation, the holders of a majority of the voting power of the outstanding shares of the Corporation entitled to vote generally in the election of directors (the “Voting Stock”), represented in person or by proxy, shall constitute a quorum at a meeting of stockholders, except that when specified business is to be voted on by a class or series voting as a class, the holders of at least a majority of the shares of such class or series shall constitute a quorum for the transaction of such business.  The chairman of the meeting may adjourn the meeting from time to time, whether or not there is such a quorum (or in the case of specified business to be voted on by a class or series, the chairman of the meeting may adjourn the meeting with respect to such specified business).  No notice of the time and place of adjourned meetings need be given if the time and place thereof are announced at the meeting at which the adjournment is taken, unless the adjournment is for more than thirty days or a new record date is fixed for the adjourned meeting, in which case a notice of the adjourned meeting shall be given to each stockholder of record entitled to vote at the meeting.  The stockholders present at a duly organized meeting may continue to transact business until adjournment, notwithstanding the withdrawal of enough stockholders to leave less than a quorum.

Section 2.6                                   Proxies

~~Section 2.6.  Proxies.~~  At any meeting of the stockholders, every stockholder entitled to vote may vote in person or by proxy authorized by an instrument in writing or by an electronic transmission permitted by law and filed in accordance with the procedure established for the meeting.  Any copy, facsimile telecommunication or other reliable reproduction of the writing or transmission created pursuant to this paragraph may be substituted or used in lieu of the original writing or transmission for any and all purposes for which the original writing or transmission could be used, provided that such copy, facsimile telecommunication or other reproduction shall be a complete reproduction of the entire original writing or transmission.

Section 2.7                                   ~~Section 2.7.~~  Notice of Stockholder Business and Nominations~~.~~

(a)          ~~(A)~~                                                                                                                                  Annual ~~Meetings~~Meeting of Stockholders~~.~~

(1)          ~~(1)~~                                                                                                                           Nominations of persons for election to the Board of Directors of the Corporation and the proposal of business to be considered by the stockholders may be made at an annual meeting of stockholders (a) pursuant to the Corporation’s notice of meeting delivered pursuant to Section 2.4 of these Bylaws, (b) by or at the direction of the Board of Directors or the Chairman of the Board or (c) by any stockholder of the Corporation who is entitled to vote at the meeting, who complied with the notice procedures set forth in clauses (2) and (3) of this paragraph (A) and these Bylaws and who was a stockholder of record at the time such notice was delivered to the Secretary of the Corporation.

(2)          ~~(2)~~                                                                                                                           For nominations or other business to be properly brought before an annual meeting by a stockholder, pursuant to clause (c) of the preceding paragraph ~~(A)(1) of these Bylaws~~, the stockholder must have given timely notice thereof in writing to the Secretary of the Corporation.  To be timely, a stockholder’s notice shall be actually delivered to the Secretary at the principal executive offices of the Corporation not less than ninety days nor more than one hundred and twenty days before the first anniversary of the preceding year’s annual meeting; except that  (a) if the date of the annual meeting is advanced by more than twenty days, or delayed by more than seventy days, from such anniversary date, then notice must be so delivered not earlier than the one hundred and twentieth day before such annual meeting and not later than the close of business on the later of the ninetieth day before such annual meeting or the tenth day following the day on which public announcement of the date of such meeting is first made, and (b) if the number of directors to be elected to the Board of Directors of the Corporation is increased and a public announcement is not made by the Corporation at least one hundred days before the first anniversary of the preceding year’s annual meeting naming all of the nominees for director or specifying the size of the increased Board of Directors, a stockholder’s notice required by these Bylaws shall also be considered timely, but only with respect to nominees for any new positions created by such increase, if it shall be so delivered not later than the close of business on the tenth day following the day on which such public announcement is first made by the Corporation. In no event shall the adjournment of an annual meeting commence a new time period for the giving of a stockholder’s notice as described above.

(3)          ~~(3)~~                                                                                                                           To be valid, a stockholder’s notice must set forth (a) as to each person whom the stockholder proposes to nominate for election or reelection as a director, all information relating to such person that is required to be disclosed in solicitations of proxies for election of directors, or is otherwise required, in each case pursuant to Regulation 14A under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), including such person’s written consent to being named in the proxy statement as a nominee and to serving as a director if elected; (b) as to any other business that the stockholder proposes to bring before the meeting, a brief description of the business desired to be brought before the meeting, the reasons for conducting such business at the meeting and any material interest in such business of such stockholder and the beneficial owner, if any, on whose behalf the proposal is made; and (c) as to the stockholder giving the notice and the beneficial owner, if any, on whose behalf the nomination or proposal is made (i) the name and address of such stockholder, as they appear on the Corporation’s books, and of such beneficial owner and (ii) the class and number of shares of the Corporation which are owned beneficially and of record by such stockholder and such beneficial owner.

(b)          Special Meetings of Stockholders

~~(B) Special Meetings of Stockholders.~~  Only such business as shall have been brought before the special meeting of stockholders pursuant to the Corporation’s notice of meeting pursuant to Section 2.4 of these Bylaws shall be conducted at such meeting.  If the Corporation’s notice of meeting states that directors are to be elected at the special meeting of stockholders, then nominations of persons for election to the Board of Directors may be made (1) by or at the direction of the Board of Directors or (2) by any stockholder of the Corporation who is entitled to vote at the meeting, who complies with the notice procedures set forth in Section 2.7(~~A~~a) of these Bylaws and who is a stockholder of record at the time such notice is delivered to the Secretary of the Corporation.  Nominations by stockholders of persons for election to the Board of Directors may be made at such a special meeting of stockholders if the stockholder’s notice as ~~required by~~described by subsections (1), (2)and (3)of Section 2.7(a) of these Bylaws shall be actually delivered to the Secretary at the principal executive offices of the Corporation not earlier than the one hundred and twentieth day before such special meeting and not later than the close of business on the later of the ninetieth day before such special meeting or the tenth day following the day on which public announcement is first made of the date of the special meeting and of the nominees proposed by the Board of Directors to be elected at such meeting.  In no event shall the adjournment of a special meeting commence a new time period for the giving of a stockholder’s notice as described above.

(c)          ~~(C)~~ General~~.~~

(1)          ~~(1)~~                                                                                                                           Only persons who are nominated in accordance with the procedures set forth in these Bylaws shall be eligible to stand for election as directors at a meeting of stockholders and to serve as directors.  Only such business as shall have been brought before the meeting of stockholders in accordance with the procedures set forth in these Bylaws shall be conducted at a meeting of stockholders.  Except as otherwise provided by law, the Restated Certificate of Incorporation or these Bylaws, the chairman of the meeting shall have the power and duty to determine whether a nomination or any business proposed to be brought before the meeting was made in accordance with the procedures set forth in these Bylaws and, if the chairman determines that any proposed nomination or business is not in compliance with these Bylaws, to declare that such defective proposal or nomination is out of order, shall not be presented for stockholder action and shall be disregarded.

(2)          ~~(2)~~                                                                                                                           For purposes of Section 2.7 of these Bylaws, “public announcement” shall mean disclosure in a press release reported by the Dow Jones News Service, Associated Press or comparable national news service or in a document publicly filed by the Corporation with the Securities and Exchange Commission pursuant to Section 13, 14 or 15(d) of the Exchange Act.

(3)          ~~(3)~~                                                                                                                           Notwithstanding the foregoing provisions of Section 2.7 of these Bylaws, a stockholder shall also comply with all applicable requirements of the Exchange Act and the rules and regulations thereunder with respect to the matters set forth in these Bylaws.  Nothing in these Bylaws shall be deemed to affect any rights (i) of stockholders to request inclusion of proposals in the Corporation’s proxy statement pursuant to Rule 14a-8 under the Exchange Act, or (ii) of the holders of any series of preferred stock to elect directors if so provided under an applicable Preferred Stock Designation (as defined in the Certificate of Incorporation).

Section 2.8                                   Voting

~~Section 2.8.  Voting.~~  Election of directors at all meetings of the stockholders at which directors are to be elected shall be by written ballot.  Except as otherwise set forth in the Certificate of Incorporation with respect to the right of the holders of any series of preferred stock or any other series or class of stock to elect additional directors under specified circumstances, directors shall be elected by a plurality of the votes cast by the holders of Common Stock, present in person or represented by proxy.  Except as otherwise provided by law, the Certificate of Incorporation or these Bylaws, all matters other than the election of directors properly submitted to the stockholders at any meeting shall be decided by the affirmative vote of a majority of the votes cast affirmatively or negatively on the matter.  The vote upon any matter other than the election of directors shall be by written ballot only if so ordered by the chairman of the meeting.  Whenever a written ballot is required, a ballot may be submitted in writing or by an electronic transmission permitted by law and filed in accordance with the procedure established for the meeting.  Any copy, facsimile telecommunication or other reliable reproduction of the writing or transmission created pursuant to this paragraph may be substituted or used in lieu of the original writing or transmission for any and all purposes for which the original writing or transmission could be used, provided that such copy, facsimile telecommunication or other reproduction shall be a complete reproduction of the entire original writing or transmission.

Section 2.9                                   ~~Section 2.9.~~  Inspectors of Elections; Opening and Closing the Polls; Conducting of Business~~.~~

(a)          Inspectors of Elections

~~(A)~~  The Corporation shall appoint one or more individuals, who may include individuals who serve the Corporation in other capacities, including, without limitation, as officers, employees, agents or representatives of the Corporation, to act as inspectors at the meeting and make a written report thereof.  The Corporation may appoint one or more individuals as alternate inspectors to replace any inspector who may fail to act.  If no inspector or alternate has been appointed to act, or if all inspectors or alternates who have been appointed are unable to act at a meeting of stockholders, the chairman of the meeting shall appoint one or more individuals to act as inspectors at the meeting.  Each inspector, before discharging his or her duties, shall take and sign an oath faithfully to execute the duties of inspector with strict impartiality and according to the best of his or her ability.  The inspectors shall have the duties prescribed for inspectors of election by the General Corporation Law of the State of Delaware.

(b)          Opening and Closing the Polls

~~(B)~~  The chairman of the meeting or the Corporate Secretary shall fix and announce at the meeting the date and time of the opening and the closing of the polls for each matter upon which the stockholders will vote at the meeting.

(c)          Conducting of Business

~~(C)~~  The chairman of the meeting shall determine the order of business and the procedure at the meeting, including such regulation of the manner of voting and the conduct of discussion as seem to such chairman to be in order.

~~ARTICLE III~~
~~BOARD OF DIRECTORS~~

Article 3                       Board Of Directors

Section 3.1                                   General Powers

~~Section 3.1.  General Powers.~~  The business and affairs of the Corporation shall be managed by or under the direction of its Board of Directors.  In addition to the powers and authorities by these Bylaws expressly conferred upon them, the Board of Directors may exercise all such powers of the Corporation and do all such lawful acts and things as are not by law or by the Certificate of Incorporation or by these Bylaws required to be exercised or done by the stockholders.

Section 3.2                                   Number and Term

~~Section 3.2.  Number and Term.~~  Subject to the rights of the holders of any series of preferred stock~~, or any other series or class of stock,~~ as set forth in the Certificate of Incorporation, to elect directors under specified circumstances, the number of directors shall be fixed from time to time exclusively pursuant to a resolution adopted by a majority of the Whole Board, but shall consist of not more than twelve nor less than three directors.  No decrease in the number of ~~authorized~~ directors constituting the Whole Board shall shorten the term of any incumbent director.  ~~Directors who are elected to fill a vacancy in accordance with Section 3.9 of these Bylaws may be elected to any class of directors.  The number of directors in each of the classes shall be as nearly equal in number as possible.  Directors shall hold office for a term expiring~~At each annual meeting of stockholders, the stockholders shall elect directors equal to the number of directors then constituting the Whole Board.  Each director, including those elected in accordance with this Section 3.2 and those elected or appointed in accordance with Section 3.8 of these Bylaws, shall be elected to a term that expires at the annual meeting of ~~stockholders held in the third year~~the stockholders of the Corporation next following ~~the year of their election by the stockholders, except that directors shall remain in office until their successors are elected and qualified.  Every third year, all of the directors in one class shall stand for election at the annual meeting of stockholders, except that only one class of directors shall stand for election each year~~such director’s election.  Notwithstanding the term to which each director is elected, each director shall serve as a director until the first to occur among the following: the director’s successor is duly elected and qualified; the director resigns, dies or is determined to be mentally incompetent; or the director is removed from the Board of Directors by the stockholders.

Section 3.3                                   Regular Meetings

~~Section 3.3.  Regular Meetings.~~  A regular annual meeting of the Board of Directors shall be held without notice other than these Bylaws on the same date, and at the same place, as each annual meeting of stockholders or on such other day, at such other place and at such time as the Board of Directors may determine.  The Board of Directors may from time to time, by resolution, provide the time and place for the holding of additional regular meetings without notice other than such resolution.

Section 3.4                                   Special Meetings

~~Section 3.4.  Special Meetings.~~  Special meetings of the Board of Directors shall be called at the request of the Chairman of the Board, the President or a majority of the Whole Board.  The person or persons authorized to call special meetings of the Board of Directors may fix the place and time of the meetings.

Section 3.5                                   Notice

~~Section 3.5.  Notice.~~  Notice of any special meeting shall be given to each director at his or her business or residence in writing, or by telegram or electronic transmission, or by telephone communication.  If mailed, such notice shall be deemed delivered when deposited in the United States mails so addressed, with postage thereon prepaid, at least three days before such meeting.  If by telegram, such notice shall be deemed delivered when the telegram is presented to the telegraph company at least twenty-four hours before such meeting.  If by facsimile or other electronic transmission, such notice shall be deemed delivered if transmitted at least twenty-four hours before such meeting.  If by telephone, the notice shall be deemed delivered if given at least twelve hours prior to the time set for the meeting.  Neither the business to be transacted at, nor the purpose of, any regular or special meeting of the Board of Directors need be specified in the notice of such meeting, except for amendments to these Bylaws as provided under Section 8.1 of Article ~~VIII~~8 hereof.  A meeting may be held at any time without notice if all the directors are present or if those not present waive notice of the meeting in writing, either before or after such meeting.  Any director present in person at a meeting of the Board of Directors shall be deemed to have waived notice of the time and place of meeting.

Section 3.6                                   Action by Consent of Board of Directors

~~Section 3.6.  Action by Consent of Board of Directors.~~  Any action required or permitted to be taken at any meeting of the Board of Directors or of any committee thereof may be taken without a meeting if all members of the Board or committee, as the case may be, consent thereto in writing or by an electronic transmission, and the writing or writings, or electronic transmission or transmissions, are filed with the minutes of proceedings of the Board or committee.

Section 3.7                                   Meetings Other Than in Person

~~Section 3.7. Meetings Other Than in Person.~~  Members of the Board of Directors, or any committee thereof, may participate in a meeting of the Board of Directors or such committee by means of communications equipment which permits all persons participating in the meeting to hear each other, and such participation in a meeting shall constitute presence in person at such meeting.

Section 3.8                                   Quorum, Voting

~~Section 3.8.  Quorum, Voting.~~  A number of directors equal to at least a majority of the Whole Board shall constitute a quorum for the transaction of business, but if at any meeting of the Board of Directors there shall be less than a quorum present, a majority of the directors present may adjourn the meeting from time to time without further notice.  The act of the majority of the directors present at a meeting at which a quorum is present shall be the act of the Board of Directors.

Section 3.9                                   Vacancies

~~Section 3.9.  Vacancies.~~  Subject to the rights of the holders of any series of preferred stock ~~or any other series or class of stock,~~ as set forth in the Certificate of Incorporation~~, to elect additional directors under specified circumstances~~, and unless the Board of Directors otherwise determines, vacancies resulting from death, mental incompetence, resignation~~,~~ pursuant to Section 7.6, retirement, ~~disqualification,~~ removal from ~~office~~the Board of Directors by the stockholders or other cause, and newly created directorships resulting from any increase in the authorized number of directors, shall be filled only by the affirmative vote of a majority of the remaining directors, though less than a quorum of the Board of Directors, and shall not be filled by the stockholders.

Section 3.10                            Removal

~~Section 3.10.  Removal.~~  Subject to the rights of the holders of any series of preferred stock ~~or any other series or class of stock,~~ as set forth in the Certificate of Incorporation, ~~to elect additional directors under specified circumstances, any director, or the entire Board of Directors,~~a director or directors may be removed from ~~office~~the Board of Directors at any time, ~~but only for~~with or without cause, by the affirmative vote of the holders of ~~at least 80 percent of the voting power of the then outstanding Voting Stock~~a majority of the shares then entitled to vote at an election of directors, voting together as a single class.

Section 3.11                            Fees and Expenses

~~Section 3.11.  Fees and Expenses.~~  Directors shall receive such fees and expenses as the Board of Directors shall from time to time prescribe.

~~ARTICLE IV~~
~~COMMITTEES~~

Article 4                       Committees

Section 4.1                                   Committees

~~Section 4.1.  Committees~~The Board of Directors, by resolution passed by a majority of the Whole Board, shall designate an Audit Committee, a Compensation Committee, and a Governance and Nominating Committee and may from time to time designate one or more additional committees of the Board.  The Board of Directors, by resolution passed by a majority of the Whole Board, ~~may from time to time designate one or more committees of the Board and~~shall establish the membership of the committees.  ~~Each committee shall have such duties as~~The Board of Directors may, by resolution passed by a majority of the Whole Board, adopt charters and other documents to administer its committees.  Each committee will have the purposes and functions that are assigned to it, and may exercise ~~on behalf of the Board of Directors~~ such powers and authorities ~~as~~that are delegated to it, ~~in the resolutions establishing it or in the charter adopted for it~~ by the Board of Directors.  The ~~Board of Directors may, by resolution passed by a majority of the Whole Board, adopt a charter to govern any committee.  The charter of each committee shall specify the composition, organization, functions, responsibilities and processes of the committee.  The charter may include such other matters as the Board of Directors shall deem necessary or appropriate.  If authorized by the Board of Directors, committees~~committees may each authorize the seal of the Corporation to be affixed to all papers on which it may be appropriate.  Each committee may, from time to time, establish one or more subcommittees.

Section 4.2                                   Executive Committee

~~Section 4.2.  Executive Committee.~~  The Board of Directors may, by resolution approved by a majority of the Whole Board, designate an Executive Committee.  Any Executive Committee shall consist exclusively of three or more ~~members~~directors, including the Chairman of the Board and the Chief Executive Officer.  A majority of the members of the Executive Committee shall constitute a quorum.  The ~~Board of Directors may, by resolution approved by a majority of the Whole Board, adopt a charter to govern the Executive Committee.  The Executive Committee shall~~Executive Committee may have and may exercise all of the powers and authority of the Board of Directors in the management of the business and affairs of the Corporation, ~~with the exception of~~except any such powers and authority ~~as may be~~that the Board of Directors specifically reserves to itself or that are reserved to the Board of Directors by law~~, by resolution adopted by the Board of Directors or by the Executive Committee’s charter~~.

~~Section 4.3.  Audit Committee.  The Board of Directors shall, by resolution passed by a majority of the Whole Board, designate an Audit Committee, to consist of three or more members.  A majority of the members of the Audit Committee shall constitute a quorum.~~

~~Section 4.4.  Compensation/Nominating Committee.  The Board of Directors may, by resolution passed by a majority of the Whole Board, designate a Compensation/Nominating Committee, to consist of three or more members.  A majority of the members of the Compensation/Nominating Committee shall constitute a quorum.~~

Section 4.3                                   ~~Section 4.5.~~ Committee Procedure~~, Seal.~~

~~(A)~~  The committees shall keep regular minutes of their meetings, which shall be ~~reported~~made available to the Board of Directors.  Each committee shall fix its own rules of procedure consistent with these Bylaws.~~(B)  The Executive, Compensation/Nominating, and Audit Committees may each authorize the seal of the Corporation to be affixed to all papers which may require it.(C)  In the absence or disqualification of a member of any Committee, the members of that Committee present at any meeting and not disqualified from voting~~  A majority of the members of a committee or subcommittee shall constitute a quorum of that committee or subcommittee.  In the event that a member of a committee is absent or becomes disqualified from participating as a member at a meeting of that committee, the members of that committee who are not so disqualified, whether or not constituting a quorum, may ~~unanimously appoint another member of the Board of Directors to act at the meeting in the place of such absent or disqualified member.~~by unanimous affirmative vote appoint another director  to act as a member of that committee for that meeting.

~~ARTICLE V~~
~~OFFICERS~~

Article 5                       Officers

Section 5.1                                   Elected Officers

~~Section 5.1.  Elected Officers.~~  The elected officers of the Corporation shall be (A) a Chairman of the Board, unless the Board of Directors specifies that the Chairman of the Board shall not be an officer of the Corporation, (B) a President, (C) one or more Vice Presidents (including Executive Vice Presidents and Senior Vice Presidents), (D) a Corporate Secretary, (E) a Treasurer, and (F) such other elected officers as the Board of Directors from time to time may deem proper.  The Chairman of the Board (whether or not an elected officer of the Corporation) shall be chosen from the directors.  The other elected officers of the Corporation may or may not be directors.  All officers elected by the Board of Directors shall each have such powers and duties as generally pertain to their respective offices, subject to the specific provisions of this Article ~~V.~~5.  The elected officers may, as authorized by the Board of Directors, sign certificates, contracts, and other instruments of the Corporation.  Elected officers shall have such further powers and duties as from time to time may be delegated by the Board of Directors or by any committee thereof.

Section 5.2                                   Election and Term of Office

~~Section 5.2.  Election and Term of Office.~~  The elected officers shall be elected annually by the Board of Directors at the regular annual meeting of the Board of Directors.  If the election of officers shall not be held at such meeting, such election shall be held as soon thereafter as convenient.  Each elected officer shall hold office until the ~~earliest of the~~ time ~~of~~ his or her ~~(a)~~ successor ~~having been~~is duly elected and qualified, ~~(b) death, or (c) resignation, except that the elected officers shall~~except that an elected officer shall no longer hold office upon his or her death, mental incompetence, resignation pursuant to Section 7.6, retirement or removal from office by the Board of Directors.  Elected officers hold their respective offices at the pleasure of the Board of Directors and any elected officer may be removed at any time, with or without cause, by ~~a~~the affirmative vote of ~~the~~a majority of the Board of Directors.

Section 5.3                                   Chairman of the Board

~~Section 5.3.  Chairman of the Board.~~  The Chairman of the Board shall preside at all meetings of the stockholders and of the Board of Directors.  He or she shall make reports to the Board of Directors and the stockholders, and shall have such other powers and perform such other duties as are required of him or her from time to time by the Board of Directors.  The Board of Directors may specify in a resolution or resolutions that the Chairman of the Board shall not be an officer of the Corporation.  The offices of Chairman of the Board and President may be filled by the same individual.

Section 5.4                                   President

~~Section 5.4.  President.~~  Unless otherwise specified by the Board of Directors, the President shall be the Chief Executive Officer of the Corporation, shall be responsible for the general management of the affairs of the Corporation and shall perform all duties incidental to his or her office which may be required by law, and shall have such other powers and perform such other duties as are required of him or her from time to time by the Board of Directors.  The President shall, in the absence of, or because of the inability to act of, the Chairman of the Board, perform all duties of the Chairman of the Board and preside at all meetings of stockholders and of the Board of Directors.  The President shall see that all orders and resolutions of the Board of Directors and of any committee thereof are carried into effect.

Section 5.5                                   Vice Presidents

~~Section 5.5.~~  In addition to any one or more Vice Presidents~~.  The~~ (including Executive Vice Presidents and Senior Vice Presidents) who are elected by the Board of Directors, the President may, from time to time, appoint Vice Presidents (including Executive Vice Presidents and Senior Vice Presidents), who are not elected by the Board of Directors pursuant to this Article ~~V,~~5, and who shall not be deemed elected officers.  Each Vice President (including any Executive Vice Presidents and Senior Vice Presidents) shall perform such duties as shall be assigned by the Board of Directors, the Chairman of the Board or the President.

Section 5.6                                   Secretary

~~Section 5.6.  Secretary.~~  The Secretary shall give, or cause to be given, notice of all meetings of stockholders and directors and all other notices required by law or by these Bylaws, and in case of his or her absence or refusal or neglect so to do, any such notice may be given by any person thereunto directed by the Chairman of the Board or the President, or by the Board of Directors, upon whose request the meeting is called as provided in these Bylaws.  The Secretary shall record the proceedings of the meetings of the Board of Directors, any committees thereof and the stockholders of the Corporation in a book to be kept for that purpose, and shall perform such other duties as may be assigned to him or her by the Board of Directors, the Chairman of the Board or the President.  The Secretary shall have the custody of the seal of the Corporation and shall affix the ~~same~~seal to all ~~instruments requiring it~~papers on which it is appropriate, when authorized by the Board of Directors, a committee of the Board of Directors, the Chairman of the Board or the President, and shall attest to the same.  Any or all of the duties of the Secretary may be delegated to one or more Assistant Secretaries.  Assistant Secretaries who are not elected by the Board of Directors pursuant to this Article ~~V~~5 shall not be deemed elected officers.

Section 5.7                                   Treasurer

~~Section 5.7.  Treasurer.~~  The Treasurer shall have the custody of the corporate funds and securities and shall keep full and accurate account of receipts and disbursement in books belonging to the Corporation.  The Treasurer shall deposit all moneys and other valuables in the name and to the credit of the Corporation in such depositories as may be designated by the Board of Directors.  The Treasurer shall disburse the funds of the Corporation as may be ordered by the Board of Directors, the Chairman of the Board, or the President, taking proper vouchers for such disbursements.  The Treasurer shall render to the Chairman of the Board, the President and the Board of Directors, whenever requested, an account of all his or her transactions as Treasurer and of the financial condition of the Corporation.  If required by the Board of Directors, the Treasurer shall give the Corporation a bond for the faithful discharge of his or her duties in such amount and with such surety as the Board of Directors shall prescribe.  Any or all of the duties of the Treasurer may be delegated to one or more Assistant Treasurers.  Assistant Treasurers who are not elected by the Board of Directors pursuant to this Article ~~V~~5 shall not be deemed elected officers.

Section 5.8                                   Compensation

~~Section 5.8.  Compensation.~~  The compensation of the elected officers of the Corporation shall be ~~fixed~~determined, from time to time, by the Board of Directors.

Section 5.9                                   Vacancies

~~Section 5.9.  Vacancies.~~  In case any office of an elected officer becomes vacant due to death, mental incompetence, resignation~~,~~ pursuant to Section 7.6, retirement, ~~disqualification,~~ removal from office, or any other reason, the Board of Directors may abolish the office (except that of President, Secretary and Treasurer) or may elect a person to fill such vacancy.

~~ARTICLE VI~~
~~STOCK CERTIFICATES, TRANSFERS AND RECORD DATE~~

Article 6                       ~~Section 6.1.~~ Stock Certificates, Transfers and Record Date~~.~~

Section 6.1                                   Stock Certificates, Transfers and Record Date

(a)          Stock Certificates

~~(A)~~ The interest of each stockholder of the Corporation shall be evidenced by certificates for shares of stock in such form as the appropriate officers of the Corporation may from time to time prescribe; provided, however, the Board of Directors may ~~provide~~authorize by resolution that some or all of any or all classes or series of the Corporation’s stock ~~shall~~may be uncertificated shares.  ~~The shares of the stock of the Corporation shall be transferred on the books of the Corporation by the holder thereof in person or by his attorney, upon surrender for cancellation of certificates for the same number of shares, with an assignment and power of transfer endorsed thereon or attached thereto, duly executed, with such proof of the authenticity of the signature as the Corporation or its agents may reasonably require.(B)~~  The certificates of stock shall be signed, countersigned and registered in such manner as the Board of Directors may by resolution prescribe, which resolution may permit all or any of the signatures on such certificates to be in facsimile.  In case any officer, transfer agent or registrar who has signed or whose facsimile signature has been placed upon a certificate has ceased to be such officer, transfer agent or registrar before such certificate is issued, it may be issued by the Corporation with the same effect as if he or she were such officer, transfer agent or registrar at the date of issue.

(b)          Transfers

The certificated shares of the stock of the Corporation shall be transferred on the books of the Corporation by the holder thereof in person or by his attorney, upon surrender for cancellation of certificates for the same number of shares, with an assignment and power of transfer endorsed thereon or attached thereto, duly executed, with such proof of the authenticity of the signature as the Corporation or its agents may reasonably require.

(c)          Record Date

~~(C)~~  In order that the Corporation may determine the stockholders entitled to notice of or to vote at any meeting of stockholders, or to receive payment of any dividend or other distribution or allotment of any rights or to exercise any rights in respect of any change, conversion or exchange of stock or for the purpose of any other lawful action, the Board of Directors may, except as otherwise required by law, fix a record date, which record date shall not precede the date on which the resolution fixing the record date is adopted and which record date shall not be more than sixty nor less than ten days before the date of any meeting of stockholders, nor more than sixty days prior to the time for such other action as described above; except that if no record date is fixed by the Board of Directors, then the record date for determining stockholders entitled to notice of or to vote at a meeting of stockholders shall be at the close of business on the day next preceding the day on which notice is given or, if notice is waived, at the close of business on the day next preceding the day on which the meeting is held, and, for determining stockholders entitled to receive payment of any dividend or other distribution or allotment of rights or to exercise any rights of change, conversion or exchange of stock or for any other purpose, the record date shall be at the close of business on the day on which the Board of Directors adopts a resolution relating thereto.

A determination of stockholders of record entitled to notice of or to vote at a meeting of stockholders shall apply to any adjournment of the meeting; except that the Board of Directors may fix a new record date for the adjourned meeting.

~~ARTICLE VII~~
~~MISCELLANEOUS PROVISIONS~~

Article 7                       Miscellaneous Provisions

Section 7.1                                   Fiscal Year

~~Section 7.1. Fiscal Year.~~  The fiscal year of the Corporation shall begin on the first day of January and end on the thirty-first day of December of each year.

Section 7.2                                   Dividends

~~Section 7.2. Dividends.~~  The Board of Directors may from time to time declare, and the Corporation may pay, dividends on its outstanding shares in the manner and upon the terms and conditions provided by law and the Certificate of Incorporation.

Section 7.3                                   Seal

~~Section 7.3. Seal.~~  The corporate seal shall have inscribed thereon the words “Corporate Seal”~~,~~ and “Delaware”, and the name of the Corporation~~, and “Delaware”~~.  The seal may bear additional text or designs approved by the Secretary.

Section 7.4                                   Waiver of Notice

~~Section 7.4. Waiver of Notice.~~  Whenever any notice is required to be given to any stockholder or director of the Corporation under the provisions of the General Corporation Law of the State of Delaware, a written waiver of notice, signed by the person or persons entitled to such notice, or a waiver by electronic transmission by such person or persons, whether given before or after the time notice is required, shall be deemed equivalent to the giving of such notice.  Neither the business to be transacted at, nor the purpose of, any annual or special meeting of the stockholders of the Board of Directors need be specified in any waiver of notice of such meeting.

Section 7.5                                   Audits

~~Section 7.5. Audits.~~  The accounts, books and records of the Corporation shall be audited upon the conclusion of each fiscal year by an independent certified public accountant selected by the Audit Committee of the Board of Directors, and it shall be the duty of the Board of Directors to cause such audit to be made annually.

Section 7.6                                   Resignations

~~Section 7.6. Resignations.~~  Any director or any elected officer may resign at any time by serving written notice of such resignation on the Chairman of the Board, the President or the Secretary, and such resignation shall be deemed to be effective as of the close of business on the date said notice is received by the Chairman of the Board, the President, or the Secretary, or at such later date as is stated therein.  No formal action shall be required of the Board of Directors or the stockholders to make any such resignation effective.

Section 7.7                                   Reliance Upon Books, Reports and Records

~~Section 7.7.  Reliance Upon Books, Reports and Records.~~  Each director, each member of any committee designated by the Board of Directors, and each officer of the Corporation shall, in the performance of his or her duties, be fully protected in relying in good faith upon the books of account or other records of the Corporation and upon such information, opinions, reports or statements presented to the Corporation by any of its officers or employees, or committees of the Board of Directors so designated, or by any other person as to matters which such director, committee member or officer reasonably believes are within such other person’s professional or expert competence and who has been selected with reasonable care by or on behalf of the Corporation.

Section 7.8                                   Time Periods

~~Section 7.8.  Time Periods.~~  In applying any provision of these Bylaws which requires that an act be done or not be done a specified number of days prior to an event or that an act be done during a period of a specified number of days prior to an event, calendar days shall be used, the day of the performance of the act shall be excluded, and the day of the event shall be included.

~~ARTICLE VIII~~
~~AMENDMENTS~~

Article 8                       Amendments

Section 8.1                                   Amendments

~~Section 8.1.  Amendments.~~  These Bylaws may be amended, added to, rescinded or repealed at any meeting of the Board of Directors or of the stockholders, so long as notice of the proposed change was given in the notice of the meeting and, in the case of a meeting of the Board of Directors, in a notice given no less than twenty-four hours prior to the meeting; provided, however, that, in the case of amendments by stockholders, notwithstanding any other provisions of these Bylaws or any provision of law which might otherwise permit a lesser vote or no vote, but in addition to any affirmative vote of the holders of any particular class or series of stock required by law, the Certificate of Incorporation or these Bylaws, the affirmative vote of the holders of at least 80 percent of the voting power of the then outstanding Voting Stock, voting together as a single class, shall be required to alter, amend or repeal any provision of these Bylaws.

~~ARTICLE IX~~
~~INDEMNIFICATION AND INSURANCE~~

Article 9                       Indemnification and Insurance

Section 9.1                                   ~~Section 9.1.~~ Persons Eligible for Indemnification~~.~~

(a)          Mandatory Indemnification

~~(A)  The~~Subject to the conditions of Section 9.3, the Corporation shall indemnify any person who is or was a party to, or is threatened to be made a party to, any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, by reason of the fact that he or she is or was serving, or agreed to serve, as a director or officer of the Corporation, or, at the request of the Corporation, of another corporation, partnership, joint venture, trust or other enterprise, or by reason of any action alleged to have been taken or omitted while serving in such capacity.

(b)          Discretionary Indemnification

~~(B)  The~~Subject to the conditions of Section 9.3, the Corporation may indemnify any person who is or was a party to, or is threatened to be made a party to, any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, by reason of the fact he or she is or was serving, or agreed to serve, as an employee or agent of the Corporation, or, at the request of the Corporation, of another corporation, partnership, joint venture, trust or other enterprise, or by reason of any action alleged to have been taken or omitted while serving in such capacity.

Section 9.2                                   Amounts Eligible for Indemnification

~~Section 9.2. Amounts Eligible for Indemnification.~~  The indemnification provided by Section 9.1 shall be from and against expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by the indemnitee or on his or her behalf in connection with such action, suit or proceeding and any appeal therefrom, except that in the case of an action or suit by or in the right of the Corporation to procure a judgment in its favor (a) the indemnification provided by Section 9.1 shall be limited to expenses (including attorneys’ fees) actually and reasonably incurred by such person in the defense or settlement of such action or suit.

Section 9.3                                   Behavior Required

~~Section 9.3. Behavior Required.~~  Notwithstanding Section ~~9.1,~~9.1: (a) indemnification shall only be provided if the indemnitee acted in good faith and in a manner he or she reasonably believed to be in, or not opposed to, the best interests of the Corporation, (b) indemnification shall only be provided with respect to any criminal action, suit or proceeding if the indemnitee had no reasonable cause to believe his or her conduct was unlawful, and (c) no indemnification shall be made in respect of any claim, issue or matter as to which the indemnitee shall have been adjudged to be liable to the Corporation unless, and only to the extent that, the Delaware Court of Chancery, or the court in which such action or suit was brought, shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which the Delaware Court of Chancery or such other court shall deem proper.  The termination of any action, suit or proceeding by judgment, order, settlement, conviction, or upon a plea of nolo contendere or its equivalent, shall not, of itself, create a presumption that the person did not act in good faith and in a manner which he or she reasonably believed to be in or not opposed to the best interests of the Corporation, and, with respect to any criminal action or proceeding, had reasonable cause to believe that his or her conduct was unlawful.

Section 9.4                                   ~~Section 9.4.~~ Determinations~~.~~

(a)          Service

~~(A)~~ The Board of Directors (by resolution passed by a majority of the Board of Directors), the Chairman of the Board, the President or the Secretary shall have the authority to determine whether a person is or was serving or has agreed to serve at the request of the Corporation (a) as a director or officer of another corporation, partnership, joint venture, trust or other enterprise, or (b) as an employee or agent of another corporation, partnership, joint venture, trust or other enterprise.  If the Board of Directors (by resolution passed by a majority of the Board of Directors), the Chairman of the Board, the President or the Secretary determines that a person is not or was not serving or has not agreed to serve at the request of the Corporation in any capacity described in clause (a) or (b) of the preceding sentence, then such person shall not (unless otherwise ordered by a court) be entitled to indemnification under these Bylaws.

(b)          Behavior

~~(B)~~  Any indemnification of a person entitled to indemnity under Section 9.1(~~A~~a) hereof shall (unless otherwise ordered by a court) be made by the Corporation unless a determination is made that indemnification of such person is not proper in the circumstances because he or she has not met the applicable standard of conduct set forth in Section 9.3 hereof.  Any indemnification of a person entitled to indemnity under ~~Subsection (A)(2~~Section 9.1(b) hereof may (unless otherwise ordered by a court) be made by the Corporation upon a determination that indemnification of such person is proper in the circumstances because he or she has met the applicable standard of conduct set forth in Section 9.3 hereof.  Any such determination shall be made (1) by a majority vote of the directors who are not parties to such action, suit or proceeding, even if less than a quorum, or (2) by a committee of such directors designated by a majority vote of such directors, even if less than a quorum, or (3) if there are no such directors, or if such directors so direct, by independent legal counsel in a written opinion, or (4) by the stockholders.

Section 9.5                                   Successful Defense

~~Section 9.5. Successful Defense.~~  To the extent that a director, officer, employee or agent of the Corporation has been successful on the merits or otherwise in defense of any action, suit or proceeding referred to in Section 9.1 hereof or in defense of any claim, issue or matter therein, he or she shall be indemnified against expenses (including attorneys’ fees) actually and reasonably incurred by him or her in connection therewith.

Section 9.6                                   Advance Payment of Expenses

~~Section 9.6. Advance Payment of Expenses.~~  Expenses (including attorneys’ fees) incurred by a director or officer in defending a civil, criminal, administrative or investigative action, suit or proceeding shall be paid by the Corporation in advance of the final disposition of such action, suit or proceeding upon receipt of an undertaking by or on behalf of the director or officer to repay such amount if it shall ultimately be determined that he or she is not entitled to be indemnified by the Corporation as authorized in this Section.  Such expenses (including attorneys’ fees) incurred by other employees and agents may be so paid upon such terms and conditions, if any, as the Board of Directors deems appropriate.  The Board of Directors may authorize the Corporation’s counsel to represent a director, officer, employee or agent in any action, suit or proceeding, whether or not the Corporation is a party to such action, suit or proceeding.

Section 9.7                                   Procedure for Indemnification of Required Indemnitees

~~Section 9.7.  Procedure for Indemnification of Required Indemnitees.~~  Any indemnification of a person the Corporation is required to indemnify under Section 9.1(a) hereof, or advance of costs, charges and expenses of a person the Corporation is required to pay under Section 9.6 hereof, shall be made promptly, and in any event within 60 days, upon the written request of such person.  If the Corporation fails to respond within 60 days, then the request for indemnification shall be deemed to be approved.  The right to indemnification or advances ~~as granted by~~under this ~~Section 9.7~~Article 9 shall be enforceable by the person the Corporation is required to indemnify under Section 9.1(a) hereof in any court of competent jurisdiction if the Corporation denies such request, in whole or in part.  Such person’s costs and expenses incurred in connection with successfully establishing his or her right to indemnification, in whole or in part, in any such action shall also be indemnified by the Corporation.  It shall be a defense to any such action (other than an action brought to enforce a claim for the advance of costs, charges and expenses under Section ~~9.5~~9.6 hereof where the required undertaking, if any, has been received by the Corporation) that the claimant has not met the standard of conduct set forth in Section 9.3 hereof, but the burden of proving such defense shall be on the Corporation.  Neither the failure of the Corporation (including its Board of Directors, its independent legal counsel, and its stockholders) to have made a determination prior to the commencement of such action that indemnification of the claimant is proper in the circumstances because he or she has met the applicable standard of conduct set forth in Section ~~9.1~~9.3 hereof, nor the fact that there has been an actual determination by the Corporation (including its Board of Directors, its independent legal counsel, and its stockholders) that the claimant has not met such applicable standard of conduct, shall be a defense to the action or create a presumption that the claimant has not met the applicable standard of conduct.

Section 9.8                                   Survival; Preservation of Other Rights

~~Section 9.8. Survival; Preservation of Other Rights.~~ The indemnification provisions of this Article ~~IX~~9 shall be deemed to be a contract between the Corporation and each director, officer, employee and agent who serves in such capacity at any time while these provisions as well as the relevant provisions of the General Corporation Law of the State of Delaware are in effect and any repeal or modification thereof shall not affect any right or obligation then existing with respect to any state of facts then or previously existing or any action, suit, or proceeding previously or thereafter brought or threatened based in whole or in part upon any such state of facts.  Such a “contract right” may not be modified retroactively without the consent of such director, officer, employee or agent.

The indemnification provided by this Article ~~IX~~9 shall not be deemed exclusive of any other rights to which those indemnified may be entitled under any other Bylaws, agreement, vote of stockholders or disinterested directors or otherwise, both as to action in his or her official capacity and as to action in another capacity while holding such office, and shall continue as to a person who has ceased to be a director, officer, employee or agent and shall inure to the benefit of the heirs, executors and administrators of such a person.

Section 9.9                                   Insurance

~~Section 9.9.  Insurance.~~  The Corporation shall purchase and maintain insurance on behalf of any person who is or was or has agreed to serve as a director or officer of the Corporation, or is or was serving at the request of the Corporation as a director or officer of another corporation, partnership, joint venture, trust or other enterprise against any liability asserted against, and incurred by, him or her or on his or her behalf in any such capacity, or arising out of his or her status as such, whether or not the Corporation would have the power to indemnify him or her against such liability under the provisions of this Article ~~IX,~~9, so long as such insurance is available on acceptable terms, which determination shall be made by a vote of a majority of the Whole Board.

Section 9.10                            Savings Clause

~~Section 9.10. Savings Clause.~~  If this Article ~~IX~~9 or any portion hereof shall be invalidated on any ground by any court of competent jurisdiction, then the Corporation shall nevertheless indemnify each director or officer and may indemnify each employee or agent of the Corporation as to costs, charges and expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement with respect to any action, suit or proceeding, whether civil, criminal, administrative or investigative, including an action by or in the right of the Corporation, to the full extent permitted by any applicable portion of this Article ~~IX~~9 that shall not have been invalidated and to the full extent permitted by applicable law.